Exhibit 107

CALCULATION OF FILING FEE TABLES

Form S-8
(Form Type)

GitLab Inc.
(Exact Name of Registrant as Specified in Its Charter)

Table 1 - Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A Common stock, par value $0.0000025 per share, 2021 Equity Incentive Plan	Rule 457(c) and Rule 457(h)	7,877,919(2)	$59.17(4)	$466,136,467.23	0.0001476	$68,801.74

Equity	Class A Common stock, par value $0.0000025 per share, 2021 Employee Stock Purchase Plan	Rule 457(c) and Rule 457(h)	1,575,583(3)	$50.29(5)	$79,236,069.07	0.0001476	$11,695.24

Total Offering Amounts							$80,496.99
Total Fee Offsets(6)							—
Net Fee Due							$80,496.99
(1)    Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Class A Common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Class A Common stock.
(2)    Represents additional shares of Class A Common stock reserved for issuance under the Registrant’s 2021 Equity Incentive Plan (the “2021 EIP”) resulting from the annual 5% automatic increase in the number of authorized shares reserved for issuance under the 2021 EIP. The increase was effective as of February 1, 2024.
(3)    Represents additional shares of Class A Common stock reserved for issuance under the Registrant’s 2021 Employee Stock Purchase Plan (the “2021 ESPP”) resulting from the annual 1% automatic increase in the number of authorized shares reserved for issuance under the 2021 ESPP. The increase was effective as of February 1, 2024.
(4)    Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Registrant’s Class A Common stock as reported by the Nasdaq Global Market on March 22, 2024.
(5)    Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Registrant’s Class A Common stock as reported by the Nasdaq Global Market on March 22, 2024, multiplied by 85%, which is the percentage of the trading price per share applicable to purchasers under the 2021 ESPP.
(6)    The Registrant does not have any fee offsets.